AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1995
                                                        REGISTRATION NO. 33-
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  EGGHEAD, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            WASHINGTON                                    91-1296187
(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)                    NO.)

                             22011 S.E. 51ST STREET
                                  P.O. BOX 7004
                           ISSAQUAH, WASHINGTON  98027
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                             1993 STOCK OPTION PLAN
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                 BRIAN W. BENDER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                  EGGHEAD, INC.
                             22011 S.E. 51ST STREET
                                  P.O. BOX 7004
                           ISSAQUAH, WASHINGTON  98027
                                 (206)  391-0800
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:
                              MICHAEL E. STANSBURY
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                         CALCULATION OF REGISTRATION FEE


- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
         TITLE OF SECURITIES         AMOUNT TO BE         PROPOSED MAXIMUM              PROPOSED MAXIMUM              AMOUNT OF
         TO BE REGISTERED            REGISTERED(1)   OFFERING PRICE PER SHARE(2)   AGGREGATE OFFERING PRICE(2)    REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------------
          COMMON STOCK,
          $.01 PAR VALUE              3,466,780                       $9.625               $33,367,757                 $11,506
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

(1) Of this number, 3,291,780 shares are being registered for issuance under the 1993 Stock Option Plan and 175,000 shares are being registered for issuance under the Nonemployee Director Stock Option Plan, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1993 Stock Option Plan and the Nonemployee Director Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $9.625 based on the average of the high and low trading prices for the Common Stock in the over-the-counter market on May 25, 1995, as reported on the Nasdaq National Market.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Registrant's latest Annual Report on Form 10-K for the year ended April 1, 1995, filed with the Securities and Exchange Commission (the "Commission") on May 25, 1995;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 13, 1988 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

A. As permitted by Section 23B.08.320 of the Washington Business Corporation Act, Article X of the Registrant's Articles of Incorporation limits a director's liability to the Registrant or its shareholders for monetary damages arising from his or her conduct as a director, except for acts or omissions that involve intentional misconduct or a knowing violation of law, approval of distributions or loans in violation of Section 23B.06.400 of the Washington Business Corporation Act or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. As permitted by
Section 23B.08.560 of the Washington Business Corporation Act, Article IX of the Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents against any and all loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement (each, a "Loss") actually and reasonably incurred or suffered in connection with any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative, except for a Loss arising out of acts or omissions finally adjudged to be intentional misconduct or a known violation of law, approval of distributions or loans that are finally adjudged to be in violation of RCW 23B.06.400 or any transaction in which it is finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification, and to enter into agreements to indemnify its officers and directors in furtherance of
Article IX of the Registrant's Bylaws. The Registrant has entered into such agreements with certain of its officers and directors.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 8.  EXHIBITS
  Exhibit
  Number                              Description
- -------------  ----------------------------------------------------------------
     5.1 Opinion of Perkins Coie regarding legality of the common stock being registered

    23.1       Consent of Arthur Andersen LLP

    23.2       Consent of Perkins Coie (included in its Opinion filed as
               Exhibit 5.1)
    24.1       Power of Attorney (see Signature Page)

    99.1       1993 Stock Option Plan

    99.2       Nonemployee Director Stock Option Plan



ITEM 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on the 31st day of May, 1995.

                              EGGHEAD, INC.

                              By  TERENCE M. STROM
                                  ---------------------------
                                  Terence M. Strom
                                  President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Terence
M. Strom and Carolyn J. Tobias, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign in the name and on behalf of such person, individually and in each capacity stated below, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 31st day of May, 1995 in the capacities indicated.

               Signature                Title
               ---------                -----

            TERENCE M. STROM            President, Chief Executive
- ----------------------------------      Officer and Director
            Terence M. Strom            (Principal Executive
                                        Officer)


             BRIAN W. BENDER            Vice President and Chief
- ----------------------------------      Financial Officer (Principal
             Brian W. Bender            Financial and Accounting
                                        Officer)

              PAUL G. ALLEN             Director
- ----------------------------------
              Paul G. Allen

            RICHARD P. COOLEY           Director
- ----------------------------------
            Richard P. Cooley

             STEVEN E. LEBOW            Director
- ----------------------------------
             Steven E. Lebow

          LINDA FAYNE LEVINSON          Director
- ----------------------------------
          Linda Fayne Levinson

             GEORGE P. ORBAN            Director
- ----------------------------------
             George P. Orban

            SAMUEL N. STROUM            Director
- ----------------------------------
            Samuel N. Stroum

                                INDEX TO EXHIBITS


   Exhibit                                                   Sequentially
   Number                  Description                       Numbered Page
- -------------  ---------------------------------------    ---------------------

     5.1       Opinion of Perkins Coie regarding
               legality of the common stock being
               registered

    23.1       Consent of Arthur Andersen LLP

    23.2       Consent of Perkins Coie (included in
               its Opinion filed as Exhibit 5.1)

    24.1       Power of Attorney (see Signature Page)

    99.1       1993 Stock Option Plan

    99.2       Nonemployee Director Stock Option Plan